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Commonwealth Edison Company                          Exhibit (10)-27
One First National Plaza                             Commonwealth Edison Company
P.O. Box 767                                         Form 10-K File No. 1-1839
Chicago, IL 60690-0767


May 31, 1995                                                  [ComEd logo]


Mr. Samuel K. Skinner
President
Commonwealth Edison Company
P. O. Box 767
Chicago, Illinois   60690-0767

Dear Sam:

The purpose of this letter is to confirm our agreement with respect to your employment as President of Commonwealth Edison Company and Unicom Corporation.

We have agreed that the calculation of the "SERP benefit" as set forth in paragraph number one of the letter agreement between Commonwealth Edison and you dated December 16, 1992, will be modified to refer to the "highest annual earnings" instead of "highest annual base pay." For this purpose, "highest annual earnings" means the highest base pay rate and any incentive pay that would be taken into account under the Commonwealth Edison Company Service Annuity System for the applicable period.

All other terms of the December 16, 1992 letter agreement remain unaffected by this change.

If the above is consistent with the agreements reached in our discussion, please countersign in the space provided below.

Sincerely,


James J. O'Connor
James J. O'Connor
Chairman and
 Chief Executive Office



Samuel K. Skinner
Samuel K. Skinner
President